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EXHIBIT 99.2

THE SPORTS AUTHORITY, INC.
SPECIAL MEETING OF STOCKHOLDERS
                        , 2003
3383 North State Road 7
Fort Lauderdale, Florida 33319

The Sports Authority, Inc. 3383 North State Road 7 Fort Lauderdale, Florida 33319	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on                        , 2003.

        The undersigned hereby appoints MARTIN E. HANAKA and FRANK W. BUBB, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes, each of them, separately, to represent and to vote, as designated on the reverse side, all shares of the common stock, $0.01 par value ("Common Stock"), of The Sports Authority, Inc. ("The Sports Authority") that the undersigned is entitled to vote at the Special Meeting of Stockholders of The Sports Authority to be held on                        , 2003 (the "Meeting") or at any postponements, continuations or adjournments thereof.

        (Continued, and to be signed, on the other side.)

The Board of Directors Recommends a Vote FOR Item 1.

1.
Adoption of the Agreement and Plan of Merger, dated as of February 19, 2003, by and among Gart Sports Company, Gold Acquisition Corp. and The Sports Authority, Inc. and approval of the merger of Gold Acquisition Corp., a wholly owned subsidiary of Gart, with and into The Sports Authority:

  ☐ FOR            ☐ AGAINST             ☐ ABSTAIN

2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponements, continuations or adjournments thereof.

THIS PROXY, WHEN PROPERLY COMPLETED AND EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2003 SPECIAL MEETING OF STOCKHOLDERS, THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003 AND THE JOINT PROXY STATEMENT/PROSPECTUS.

        Please sign exactly as your name or names appears hereon. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or a limited liability company or any other entity, please sign in such entity's name by an authorized person. When signing as trustee, please give full title as such.

Dated:

Authorized Signature(s)
Title

YOUR VOTE IS IMPORTANT!

PLEASE MARK [X] IN INK. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxy Voting Instructions

ANNUAL MEETING OF SHAREHOLDERS OF
THE SPORTS AUTHORITY, INC.

                        , 2003

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

        Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

        Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

        Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -->	[	]

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EXHIBIT 99.2